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                                                                    EXHIBIT 3.35

                                    DELAWARE

                                 THE FIRST STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "KCS HOLDING CO." AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE EIGHTEENTH DAY OF AUGUST, A.D. 1999, AT 9 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
3085190 8100H              [SEAL]      AUTHENTICATION: 3662018

050091349                              DATE: 02-03-05

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                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 08/18/1999
                                                   991345960 - 3085190

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 KCS HOLDING CO.

            FIRST:     The name of the Corporation is:

                                KCS Holding Co.

            SECOND:    The address of the registered office of the Corporation
in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

            THIRD:     The purposes for which the Corporation is formed are to
engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

            FOURTH:    The total number of shares of stock which the Corporation
shall have authority to issue is 1,000 shares, par value $.01 per share. All such shares shall be of one class and shall be designated Common Stock.

            FIFTH:     The name and mailing address of the sale incorporator of
the Corporation are as follows:

                                Michael A. Arana
                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                              45 Rockefeller Plaza
                            New York, New York 10111

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            SIXTH:     In furtherance and not in limitation of the powers
conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

            SEVENTH:   The Corporation reserves the right at any time and from
time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

            EIGHTH:    (1) The Corporation shall, to the fullest extent
permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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            (2) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article EIGHTH, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise. and "personal liability to the Corporation or its stockholder" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security bolder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

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            IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring, certifying and acknowledging under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, and accordingly has hereunto set his hand. as of the 18th day of August 1999.

                                                     /s/ Michael A. Arana
                                                     --------------------------
                                                         Michael A. Arana
                                                           Incorporator

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